Exhibit 99.1

Calumet Announces Pricing of $150 Million Private Placement of Additional 9.75% Senior Notes due 2031

INDIANAPOLIS, March 12, 2026/PRNewswire/ — Calumet, Inc. (NASDAQ: CLMT) (the “Company” or “Calumet”) today announced that its wholly owned subsidiaries, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (together with the Partnership, the “Issuers”), priced their private placement (the “Offering”) under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), of $150 million in aggregate principal amount of 9.75% Senior Notes due 2031 (the “Additional Notes”). The Additional Notes mature on February 15, 2031 and will be issued at 105% of par. The Offering is expected to close on March 17, 2026, subject to customary closing conditions.

Calumet intends to use the net proceeds from the Offering to repay outstanding borrowings under Calumet’s revolving credit facility. The Additional Notes will constitute a further issuance of the Issuers’ 9.75% Senior Notes due 2031, of which $405 million in aggregate principal amount were issued on January 12, 2026 (the “Existing Notes”). The Additional Notes will form a single series with, and have the same terms (other than the initial offering price) as, the Existing Notes.

The securities to be sold will not be, and have not been, registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Calumet plans to offer and sell the securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the Offering and the use of proceeds therefrom. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in the latest Annual Report on Form 10-K of the Company and other filings with the SEC by the Company. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

SOURCE Calumet, Inc.

For further information: Investors: John Kompa 317-957-5237; Public Relations: Media Oakes 317-957-5319

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